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                                                                    Exhibit 21.1

                              List of Subsidiaries

Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------

ObjectSwitch Canada, Inc.                    Canada

ObjectSwitch GmbH                            Germany

ObjectSwitch (U.K.) Limited                  United Kingdom

ObjectSwitch SARL                            France

ObjectSwitch Sweden AB                       Sweden